UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K






                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: May 30, 1997




                                  Anicom, Inc.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     0-25364                      36-3885212
(State or Other Jurisdiction       (Commission                   (IRS Employer
    of incorporation)              File Number)               Identification No.



     6133 North River Road, Suite 1000, Rosemont, Illinois            60018
             (Address of Principal Executive Offices)               (Zip Code)

        Registrant's telephone number, including area code (847) 518-8700

Item 5.  Other Events.

     The Registrant granted certain registration rights to the participants in a $27 million private placement of convertible preferred stock. These rights are more fully described in the Series A Convertible Preferred Stock Purchase Agreement attached hereto as Exhibit 10.19. The Registrant intends to file the registration statement contemplated thereby on or before June 30, 1997.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

          10.19 Series A Convertible Preferred Stock Purchase Agreement dated May 20, 1997 by and among the Registrant and the purchasers listed on Exhibit A thereto. Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.

          10.20 Stockholders' Agreement dated May 23, 1997 among Registrant, Scott C. Anixter and each of the purchasers listed on the signature page thereto.




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





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Anicom, Inc.


Dated:  May 30, 1997                        By:/S/ DONALD C. WELCHKO
                                                   Donald  C. Welchko
                                                   Chief Financial Officer






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